Exhibit 99.3

LETTER TO BROKERS, DEALERS

COMMERCIAL BANKS, TRUST COMPANIES

AND OTHER NOMINEES

Offer to Exchange

Each Outstanding Share of Common Stock

of

Wyndham Hotels & Resorts, Inc.

for

$49.50 in cash and

0.324 Shares of Common Stock of Choice Hotels International, Inc.,

subject to the election and proration procedures described in the Exchange Offer and the related letter of election and transmittal,

by

WH Acquisition Corporation,

a wholly owned subsidiary

of

Choice Hotels International, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2024, UNLESS THE OFFER IS EXTENDED.

January 26, 2024

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Choice Hotels International, Inc. (“Choice”), on behalf of WH Acquisition Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Choice, has appointed Goldman Sachs & Co. LLC and Moelis & Company LLC to act as Dealer Managers in connection with Choice’s offer, upon the terms and subject to the conditions set forth in the enclosed Exchange Offer and related Letter of Election and Transmittal (together, the “Offer”), to exchange for each issued and outstanding share of Wyndham Common Stock at the election of the holder:

•	$49.50 in cash and 0.324 shares of Choice Common Stock;

•	the Cash Election Consideration specified on the cover page of the Exchange Offer; or

•	the Stock Election Consideration specified on the cover page of the Exchange Offer,

subject in each case to the election and proration procedures described in the Exchange Offer and the related Letter of Election and Transmittal. See the section of the Exchange Offer titled “The Offer— Elections and Proration.”

In the event the Competition Laws Condition remains unsatisfied as of March 1, 2025 (such date, the “Ticking Fee Commencement Date”), the holder will also receive the Additional Consideration (as defined below) for each share tendered into the Offer, upon acceptance thereof by the Purchaser. The “Additional Consideration” means an amount equal to (i) $0.45 multiplied by (ii) the Ticking Fee Proration Factor. The “Ticking Fee Proration Factor” means the number of calendar months elapsed after the Ticking Fee Commencement Date to (but excluding) the scheduled date of expiration of the Offer (prorated for any partial months based on (1) the number of days after the Ticking Fee Commencement Date in the calendar month in which the Ticking Fee Commencement Date occurs divided by the number of calendar days in such calendar month and (2) the number of days prior to the scheduled date of expiration of the Offer in the calendar month in which such date occurs divided by the number of calendar days in such calendar month). The Additional Consideration shall be payable in cash or shares of Choice Common Stock, valued at the VWAP of Choice Common Stock as quoted on the NYSE over the five NYSE trading days ending on the 10th Business Day preceding the scheduled date of expiration of the Offer, at Choice’s election (the “Additional Consideration Election”). If the Offer will expire following the Ticking Fee Commencement Date, then Choice will issue a press release stating the amount of the Additional Consideration and the Additional Consideration Election on the 10th Business Day preceding the scheduled date of expiration of the Offer.

Terms capitalized but not otherwise defined herein have the meanings set forth in the offer to exchange (the “Exchange Offer”) described in the Registration Statement filed by Choice on Form S-4 with the U.S. Securities and Exchange Commission on the date hereof.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2024, UNLESS THE OFFER IS EXTENDED.

For your information and for forwarding to your clients for whose accounts you hold shares of Wyndham common stock registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Exchange Offer;

2.	The related Letter of Election and Transmittal for your use in accepting the Offer and tendering shares of Wyndham Common Stock and for the information of your clients;

3.

A notice of guaranteed delivery to be used to accept the Offer if the certificates evidencing shares of Wyndham Common Stock and all other required documents are not immediately available or cannot be delivered to Computershare Trust Company, N.A. (which is acting as exchange agent) by the Expiration Time or if the procedure for book-entry transfer cannot be completed by the Expiration Time;

4.

A printed form of letter which may be sent to your clients for whose accounts you hold shares of Wyndham Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer; and

5.	A return envelope addressed to the exchange agent, for your use only.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, us as Dealer Managers or the information agent at the respective addresses and telephone numbers set forth on the back cover of the Exchange Offer.

Very truly yours,

Goldman Sachs & Co. LLC

Moelis & Company LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF CHOICE, PURCHASER, THE DEALER MANAGERS, MACKENZIE PARTNERS, INC. AS THE INFORMATION AGENT OR COMPUTERSHARE TRUST COMPANY, N.A. AS THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.